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                                                                   Exhibit 23(a)




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the reference to our firm under the captions "Experts" in this Registration Statement (Form S-3) and the related Prospectus of AMR Corporation for the registration of 12,915,899 shares of common stock and to the incorporation by reference of our report dated January 15, 1996, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                         ERNST & YOUNG LLP


Dallas, Texas
April 19, 1996